Exhibit 99.1

September 22, 2009 (Hong Kong) – Sino Payments, Inc. (OTCBB: SNPY) today announced that it has concluded a referral agreement for physical IP credit and debit card ecommerce processing in Asia with PAY.ON Asia, Ltd. in addition to a services agreement for international ecommerce servicing. PAY.ON Asia is a fully owned subsidiary of PAY.ON AG of Germany.

The global payment technology and transaction processing of PAY.ON enable Sino Payments to serve clients worldwide by integrating solutions that specifically meet domestic and international payment demands. The PAY.ON technology is a fully PCI-certified payment platform that enables online payments by classical as well as alternative payment methods, thus enhancing the market penetration rate for its client.

Sino Payments will utilize the PAY.ON payment platform PaySourcing to process ecommerce transactions from its customers worldwide in multiple currencies including US dollar.

CEO of PAY.ON, Robert Kuzelj stated: “We are delighted about the closure of the agreement between Sino Payments and PAY.ON. With Sino Payment we were able to win a further international partner for our payment technology, and to further strengthen our position in the Asian market. We have once more shown that our technology is truly global and meets local payment demands anywhere in the world.”

Sino Payments President and CEO Matthew Mecke added, "This agreement and service relationship will enable Sino Payments to deploy ecommerce processing solutions worldwide without the need for Sino Payments to deploy offices and technical systems around the globe.  I am looking forward to rolling out Sino Payments processing services for our merchants as a result of this agreement with PayOn.”

About Sino Payments, Inc.  (www.sinopayments.com)

Sino Payments is a Nevada incorporated US Company with offices in Hong Kong and Macau.  Sino Payments proprietary IP transaction processing system (SinoPay GPP) was designed to convert transaction processing systems from old type dial up point of sale systems connected to sophisticated check out terminals to a modern seamless IP transaction process, thereby reducing credit and debit card transaction processing times by half at checkout.  Sino Payments focuses on providing IP credit and debit card processing services to large retail chains in China and throughout Asia including supermarket chains and large regional multinational retailers.

About PAY.ON (www.payon.com)

PAY.ON AG is an internationally leading supplier of global online payment and risk management technologies, and processor of online payment transactions. The Company offers the core competencies of global outsourcing services and routing for monetary transactions, wallet solutions, risk management and monitoring services, as well as various technical back-end solutions. The global payment technologies and transaction processing of PAY.ON enable clients to serve their customers worldwide by integrating solutions that specifically meet domestic payment demands. Typical clients of PAY.ON are leading payment service providers (PSP), payment scheme suppliers, acquirers, remittance providers and clearing houses as well as risk management providers.  The technology and services of PAY.ON are fully integrated into the clients' corporate design as white label. As a technology provider and expert, the Company does not serve merchants.

The two core technologies of PAY.ON are PaySourcing™ (www.paysourcing.com), a modular platform for global payment outsourcing, and PayPipe™ (http://www.paypipe.com), an e-gateway for global payment routing.

The technologies of PAY.ON are fully PCI-certified and occur online payments by classical as well as alternative payment methods. The system has connectors at more than 100 third-party systems and supports all major payment methods and currencies worldwide.  New connectors are continuously integrated into the PAY.ON platform; on average 3-4 connectors every 4-6 weeks.

PAY.ON was established in 2004 by a group of payment experts. The corporate headquarter is in Munich. The Company has subsidiaries in Salzburg, Hong Kong and Manila.

Contacts:

Sino Payments, Inc.

Matthew Mecke

Chairman & CEO

ir@sinopayments.com

FORWARD-LOOKING-STATEMENT:

Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Sino Payments, Inc. results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and Sino Payments, Inc. undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

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